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                                                             Exhibit 99.B.23.(i)


                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                        345 California Street, Suite 2900
                         San Francisco, California 94104
                                 (415) 835-1600
                               (415) 217-5333 fax
                                  www.phjw.com

                                February 23, 2000

McM Funds
One Bush Street, Suite 800
San Francisco, CA 94104

         Re:  McM Funds

Ladies and Gentlemen:

         We have acted as legal counsel to the McM Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 14 under the Investment Company Act of 1940, as amended, and the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Registration Statement") and relating to the issuance by the Trust of an indefinite number of $.001 par value shares of beneficial interest (the "Shares") of four series of the Trust, the McM Fixed Income Fund; McM Intermediate Fixed Income Fund; McM Balanced Fund and McM Equity Investment Fund (each a "Fund" and collectively the "Funds").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

         (a) the Trust's Agreement and Declaration of Trust dated February 3, 1994 (the "Declaration of Trust"), and the Trust's Certificate of Trust as originally filed with the Secretary of State of Delaware, as amended May 9, 1994, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (c) the resolution of the Trustees of the Trust adopted on May 9, 1994 authorizing (i) the establishment of the McM Fixed Income Fund and the issuance of the Shares of the McM Fixed Income Fund; (ii) the establishment of the McM Intermediate Fixed Income Fund and the issuance of the Shares of the McM Intermediate Fixed Income Fund;
              (iii) the establishment of the McM Balanced Fund and the issuance of the Shares of the McM Balanced Fund; and (iv) the



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McM Funds
February 23, 2000
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              establishment of the McM Equity Investment Fund and the issuance of the Shares of the McM Equity Investment Fund;

         (d)  the Post-Effective Amendment; and

         (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Funds' Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by a Fund, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by a Fund, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the filing of the registration statement on Form N-1A with respect to the above Funds of the Trust and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.



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McM Funds
February 23, 2000
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         We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the Registration Statement on Form N-1A; and (ii) the filing of this opinion as an exhibit to the Registration Statement on Form N-1A.

                                Sincerely yours,


                                /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP